JOINT VENTURE AGREEMENT

by and between

GREEN ENVIROTECH HOLDINGS, INC.

and

PETROSONICS, LLC

(Effective as of May 27, 2013)

Jve

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT ("Agreement") is made as of May 27, 2013 ("Effective Date"), by and between Green Envirotech Holdings, Inc., a Delaware corporation ("GETH"), and Petrosonics, LLC a Nevada limited liability company and its affiliates ("Petro").

RECITALS

GETH and Petro have entered into a Letter of Intent dated May27, 2013 ("LOI"), which sets forth the parties desire to create a Joint Venture Company for the marketing, sale and exploitation of the patents held by Petro and its affiliates on a worldwide basis. GETH is an innovative public technology company that has developed an oil conversion process utilizing waste tires and mixed plastic. Petro is a technology company that owns patents for oil-industry corroborated processes that remove sulfur from crude oil and refined fuels. Petro and its affiliates will transfer all assets, rights and properties (as defined in Exhibit A) to the Joint Venture Company and GETH will provide capital to the Joint Venture Company in an amount set forth in the Funding Schedule to allow for the exploitation of the "Petro Intellectual Property."

Under the Agreement, the Joint Venture Company will acquire an undivided ownership in Intellectual Property; and

The Parties desire, among other things, to set forth their understandings and agreements with respect to the Joint Venture Company pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained in this Agreement, to induce the Parties to enter into the Joint Venture Agreement and consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, GETH and Petro agree as follows:

ARTICLE I

Definitions

For the purposes of this Agreement, the following terms have the following meanings:

1.1 "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, (a) controls, (b) is controlled by, or (c) is under common control with, any other Person referred to in this Agreement. As used in this Section 1.1, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another

Person, whether through the ownership of voting securities, by contract, or otherwise. One Person is presumed to control another Person if the first Person possesses, directly or indirectly, fifty percent (50%) or more of the voting rights in the second Person entitled to vote at a meeting of shareholders, members, partners or other equity or ownership interest holders. For the purposes of this agreement, Affiliate will include Dr. Mark Cullen as it relates to the patent rights held by Dr. Mark Cullen (listed in the attached Exhibit A) that are being conveyed to the Joint Venture Company as part of this agreement.

1.2 "Confidential Information" means any and all information, data and technology disclosed and/or provided by or on behalf of one Party or any of its Affiliates to the other Party or any of its Affiliates, including, without limitation, any and all methods and/or materials, technical information, technologies, systems, processes, procedures, know-how, data, trade secrets (as such are determined under applicable law), samples, inventions (whether patentable or unpatentable), improvements, compositions, devices, molecules, genetically engineered organisms, formulae, illustrations, patent applications, products, works of authorship, compilations, programs, schematics, designs, drawings, technical plans, prototypes, production and manufacturing processes and techniques, research, development activities and plans, specifications, computer programs, object and source code, databases, passwords, log on identifiers, algorithms, derivative works, reports, mask works, business and financial data, business plans, skills and compensation of employees and consultants, pricing, financial and operational information, information regarding litigation or other regulatory actions or complaints, marketing plans, customer and supplier information (including, without limitation, actual or potential customers or suppliers, customer or supplier lists, and customer or supplier requirements), regardless of the form in which such information appears, or by which it is communicated whether in tangible or intangible form, whether or not marked as confidential or otherwise identified as confidential, and whether or not stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, as well as all documents and other information which contain or reflect or are generated from any of the foregoing.

1.3 "Disclosing Party" means a Party or its Affiliate that furnishes or provides access to Confidential Information of such Party or its Affiliate to another Party or its Affiliate.

1.4 "Effective Date" means the date as of which this Agreement is made as set forth in the introductory paragraph.

1.5. "Field of Use" means the researching, development, manufacture and commercialization (including without limitation to make or have made, use or have used, practice or have practiced, improve or have improved, import or have imported, export or have exported, market or have marketed, distribute or have distributed, license, sell, offer for sale or have sold) of oil-industry corroborated processes that remove sulfur from crude oil and refined fuels on a worldwide basis.

MV

1.6 "GETH" means Green Envirotech Holdings, Inc., a Delaware corporation or any successor or assigns.

1.7 "Intellectual Property" shall have the meaning given such term in the Joint Venture Agreement.

1.8 "Joint Venture Business" means the researching, development, manufacture and commercialization (including without limitation to make or have made, use or have used, practice or have practiced, improve or have improved, import or have imported, export or have exported, market or have marketed, distribute or have distributed, license, sell, offer for sale or have sold oil-industry corroborated processes that remove sulfur from crude oil and refined fuels on a worldwide basis.

1.9 "Non-Competition" means the terms of Non-Competition as set forth in this Agreement.

1.10 "Patent Rights" means all issued patents and pending unpublished and published patent applications (including certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all plant patents and design patents, provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions, term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, and all counterparts of any of the foregoing, as well as the rights to file for, and to claim priority to, such patent rights.

1.11 "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

1.12 "Petro" means Petrosonics, LLC a Nevada limited liability company, or any successor or assigns.

1.13 "Petro Improvements" means any improvements, additions, modifications, developments, enhancements, updates, derivative works, transformations, translations, adaptations and other changes in or to the Petro Intellectual Property, including any new or improved process, application, method of use, method of manufacture, composition of matter, tool, system, technology, design change, manufacturing or processing technique, or any other invention, discovery or creation, arising or derived from or arising as a result of the practice of any of the Petro Intellectual Property pursuant to this Agreement.

gw

1.14 "Petro Intellectual Property" means collectively the Petro Patent Rights and the Petro Know-How.

1.15 "Petro Know-How" means any of the following owned or controlled by Petro or its Affiliates: methods and/or materials, technical information, technologies, systems, processes, procedures, know-how, data, trade secrets (as such are determined under applicable law), samples, inventions (whether patentable or unpatentable), compositions, devices, molecules, formulae, illustrations, works of authorship, compilations, programs, schematics, designs, drawings, technical plans, prototypes, production and manufacturing processes and techniques, research, development activities and plans, specifications, computer programs, object and source code, databases, passwords, log on identifiers, algorithms and mask works, all as expressly listed and identified on Exhibit A hereto.

1.16 "Petro Patent Rights" means (a) the Patent Rights which are expressly listed and identified on Exhibit A hereto, and (b) Patent Rights arising from prosecution or maintenance of such Patent Rights expressly listed and identified on Exhibit A hereto.

1.17 "Sublicensee" means any Third Party to whom Petro or the Joint Venture Company grants a Sublicense.

1.18 "Term" has the meaning given such term in Section 8.1 of this Agreement.

1.19 "Third Party" means a Person other than the Parties to this Agreement and their respective Affiliates.

1.20 "Third Party Licensee Agreements" means any agreement pursuant to which Petro or the Joint Venture Company has granted a license or sublicense as of the Effective Date and attached hereto as Exhibit C.

ARTICLE II

The Joint Venture

2.1 **Company Formation**. The Parties will effectuate the formation of an Irish registered company to be named Green Power Oil, LTD as the Joint Venture Company. The principal place of business will be 92/93 Saint Stephens Green, Dublin D2 Ireland.

2.2 **Purpose.** The purpose of the Joint Venture Company is to operate the company in a manner as set forth in section 1.8; Joint Venture Business.

2.3 **Share Structure.** The Joint Venture Company will have one hundred (100) shares of authorized and issued stocked. GETH, for their capital contribution of $14,000,000.00 USD will receive fifty one percent (51%) of the shares of the Joint Venture Company pursuant to the attached Funding Schedule (Exhibit B). Petro, for the contribution of the "Petro Intellectual Property" to the Joint Venture Company (as defined in Section 1.14, and Exhibit A) will receive forty nine percent (49%) of the shares of the Joint Venture Company.

2.4 **The Directors.** The company will be managed by the Board of Directors of the Joint Venture Company which, will consist of five members. Three members will be appointed by GETH and two members will be appointed by Petro. Dr. Mark Cullen will serve as Chairman and Chief Executive Officer of the Joint Venture Company.

The Parties agree that the Joint Venture Company will, at its earliest opportunity, obtain both a Keyman Insurance Policy and D&O Insurance.

ARTICLE III

Grant of Intellectual Property Rights

3.1 **Assignment of Intellectual Property**. Petro agrees to execute the assignment of the patent rights in favor of the Joint Venture Company and hereby grants to the Joint Venture Company royalty free and fully paid subject to the GETH Funding Schedule (Exhibit B) all the Petro right, title and interest in and to the Petro Know-How and all Petro's right, title and interest in and to the Petro Patent Rights pursuant to an Intellectual Property Assignment in substantially the form attached hereto as Exhibit D. In connection therewith, Petro shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts, and filing such assignments, agreements, documents and instruments, as may be necessary or as Joint Venture Company may reasonably request in order to fulfill the purposes and intent of this Section 2.1.

3.2 **Petro Improvements**. All right, title and interest in and to all Petro Improvements derived from or arising as a result of the practice of the Petro Intellectual Property by Petro, its Affiliates or Sublicensees, as permitted by this Agreement, which Petro, its Affiliates or Sublicensees may have or acquire, make or develop, or have made or developed, solely or jointly with any other Person or Persons, shall be owned by the Joint Venture Company.

ARTICLE IV

Patent Matters

4.1 **Patent Prosecution**. The Joint Venture Company shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain at its cost and expense the patent applications

JV

and patents within the Petro Patent Rights, using patent counsel (including in-house counsel) of the Joint Venture Company's choice. The cost and expenses of such prosecution and maintenance shall be borne by the Joint Venture Company. Upon request, Petro will provide the Joint Venture Company with copies of all substantive official correspondence (including, but not limited to, applications, office actions and responses) with the United States Patent and Trademark Office and its foreign equivalents. All such documents and communications shall constitute Confidential Information of the Joint Venture.

4.2 **Enforcement**.

4.2.1 The Joint Venture Company's Right to Enforce.

(a) The Joint Venture Company shall have the first right at its own expense to enforce the Petro Patent Rights, and to take steps to abate the infringement and/or to institute, prosecute, control and seek remedy in any action or proceeding with respect to actual or suspected infringement by a Third Party.

ARTICLE V

Confidentiality

5.1 **Confidentiality**. During the Term, each Party in its capacity as a Receiving Party (on behalf of itself and its Affiliates) shall hold all Confidential Information of the Disclosing Party in confidence and shall not disclose, use, copy, publish, distribute, display, disseminate, provide access to or in any way disburse any Confidential Information, except: (a) as reasonably necessary to carry out its responsibilities under this Agreement; (b) as otherwise allowed under this Agreement; or (c) with written consent of the Disclosing Party. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its and its Affiliates' employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party.

ARTICLE VI

Representations and Warranties

6.1 **Representations and Warranties of the GETH**. GETH represents and warrants to Petro as of the Effective Date:

6.1.1 GETH (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and (b) has all requisite power and authority to enter into this Agreement.

6.1.2 This Agreement is a valid and binding obligation of GETH enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor

JW

violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

6.2 **Representations and Warranties of Petro**. Petro represents and warrants to GETH as of the Effective Date:

6.2.1 Petro (a) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and (b) has all requisite power and authority to enter into this Agreement.

6.2.2 This Agreement is a valid and binding obligation of Petro enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate in any material respect any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

ARTICLE VII

Risk

7.1 **Insurance**. The Joint Venture Company will procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during the Term.

7.2 **LIMITATION OF LIABILITY**. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE IV WITH RESPECT TO THIRD PARTY CLAIMS, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE VIII

Term

8.1 **Term**. The term of this Agreement ("Term") shall begin upon the Effective Date and continue in perpetuity, unless terminated by written agreement or bankruptcy filing of GETH and/or Petro.

JW

ARTICLE IX

Non-Competition

9.1 **Non-Competition.** During the term of this agreement and for a period of one year following the termination of this agreement, Petro shall not directly or indirectly: (a) enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Joint Venture Company or of any of its subsidiaries or affiliates; (b) engage in such business on his own account; or (c) become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section shall be deemed to prohibit Petro from acquiring, solely as an investment, shares of capital stock of any public corporation.

ARTICLE X

General Provisions

10.1 **Governing Law**. This Agreement will be governed and construed in accordance with the laws of the country of Ireland to the exclusion of both its principles and rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

10.2 **Assignment**. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred directly or indirectly (including without limitation by merger including by or through merger of a subsidiary, sale of stock, sale of assets or otherwise) by any Party without the prior written consent of either Party, which consent shall not be unreasonably withheld.

10.3 **Entire Agreement; Amendment; Waiver**. This Agreement, together with all exhibits attached hereto which are hereby incorporated by reference, Petrosonics Intellectual Property, and the other agreements by or among the Parties expressly referred to herein or in the Joint Venture Agreement he terms and conditions of which are herby incorporated by reference, constitutes and contains the entire understanding and agreement of the parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding the subject matter hereof. No waiver, modification, or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties. A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof.

JM

10.4 **Severability**. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable laws and regulations, but, if any provision of this Agreement is held to be prohibited by or invalid under applicable laws and regulations, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one, which in its economic effect is most consistent with the invalid or unenforceable provision.

10.5 **Further Assurances**. Each Party agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts, which are or may become reasonably necessary to effectuate the purposes of this Agreement.

10.6 **Force Majeure**. No Party shall be liable to any other Party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by any Force Majeure Event. The Party affected by such Force Majeure Event will provide the other Parties with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

10.7 **Notices**. Any notice to be given under this Agreement shall be in writing and shall be considered to be given and received in all respects when hand delivered, upon written confirmation of delivery after being sent by prepaid express or courier delivery service, upon confirmation of receipt when sent by facsimile transmission or three days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address as shall be designated by notice duly given:

If to Green Envirotech Holdings, Inc.:
Gary M. De Laurentiis
P.O. Box 692
Riverbank, CA. 95367

If to Petrosonics, LLC:
Dr. Mark Cullen
c/o Brian Kelly LLC
401 Court St
Reno, NV89501

10.8 **Interpretation**.

10.8.1 **Captions, Headings and Recitals**. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. The recitals appearing at the beginning of this Agreement are incorporated into this terms and conditions in full by this reference thereto.

10.8.2 **Singular and Plural**. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders.

10.8.3 **Articles, Sections and Subsections**. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

10.8.4 **Days**. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

10.8.5 **Ambiguities**. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against any Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

10.8.6 **English Language**. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

10.9 **Counterparts**. This Agreement may be executed simultaneously in counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, any one of which need not contain the signature of more than one party but both such counterparts taken together will constitute one and the same agreement.

[Signature page follows this page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers, effective as of the Effective Date.

Green Envirotech Holdings, Inc.

By:

Name: Gary M. De Laurentiis
Title: Chairman & Chief Executive Officer

Petrosonics, LLC

By:

Name: Dr. Mark Cullen
Title: Manager

Petrosonics, LLC

By:

Name: Brian Kelly
Title: Manager

Individually and as an Affiliate of Petrosonics, LLC

By:

Name: Dr. Mark Cullen
Title: As an Individual and as an Affiliate of Petrosonics, LLC

Exhibit A
To Joint Venture Agreement

PETROSONICS, LLC
INTELLECTUAL PROPERTY

MARK CULLEN CASE MATRIX

(Updated DECEMBER 4, 2012)

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
CULLN-001A (USA)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF WITH SONIC ENERGY	05/08/2003	10/431/666	7,081,196 07/25/2006 *(REEXAM CERTIFICATE 7,081,196 C1 ISSUED 7/19/2011)*	**ISSUED:** 2ND MAINTENANCE FEE DUE 01/25/2014
*CULLN-001AU (Australia)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS, AND PRODUCTS THEREOF WITH SONIC ENERGY	PRIORITY FILING DATE 05/06/2004	2004238288	2004238288	**ISSUED:** ANNUITY FEE DUE 05/06/2013
*CULLN-001AUG (Australia – Divisional)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS, AND PRODUCTS THEREOF WITH SONIC ENERGY	PRIORITY FILING DATE 05/06/2004 FILED 02/03/2011	2011200452		**PENDING:** ACCEPTANCE FEE DUE: 12/27/2012 ANNUITY FEE DUE 05/06/2013
*CULLN-001AX (USA)	REEXAMINATION OF 7,081,196		90/010,728		**REISSUE CERTIFICATE ISSUED 7/19/2011** SEE CULLN-001A FOR MAINTENANCE FEE DEADLINES
*CULLN-001B (USA)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	08/20/2003	10/644,255 APPEAL: 2008-6125	7,871,512 01/18/2011 *(REEXAM CERTIFICATE 7,871,512 C1 ISSUED 9/13/2011)*	**ISSUED:** FIRST MAINTENANCE FEE DUE 7/18/2014
*CULLN-001BAL (Algeria)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/17/2004 FILED 03/19/2006	060142	060142 12/24/2008	**ISSUED:** ANNUITY FEE DUE 08/16/2013
*CULLN-001BAU (Australia)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003	2004267456	2004267456	**ISSUED:** ANNUITY FEE DUE 08/17/2013

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

MC

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
*CULLN-001BBR (Brazil)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/17/2006	PI 0413639-0		**PENDING:** REQUEST FOR EXAMINATION FILED; AWAITING INITIAL OFFICE ACTION ANNUITY FEE DUE 8/17/2013
*CULLN-001BC (USA)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	1/18/2011	13/008,608		**PUBLISHED:** RESPONSE TO FINAL OFFICE ACTION FILED 11/9/2012
*CULLN-001BCA (Canada)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003	2,534,450		**PENDING:** FILED RESPONSE TO INITIAL OFFICE ACTION; RECEIVED 2ND OFFICE ACTION; FILED RESPONSE TO SAME RESPONSE TO 3RD OFFICE ACTION DUE 12/15/2012 ANNUITY FEE DUE 08/17/2013
*CULLN-001BCO (Colombia)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/21/2006	06 017.138		**PENDING:** FILED RESPONSE TO INITIAL OFFICE ACTION; RECEIVED 2ND OFFICE ACTION; FILED RESPONSE TO SAME ANNUITY DUE 08/17/2013
*CULLN-001BEC (Ecuador)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 03/20/2006	06-6439 PCT		**PENDING:** RECEIVED INITIAL OFFICE ACTION; FILED RESPONSE TO SAME EXTRA CLAIMS FEE PAID ANNUITY FEE DUE 08/17/2013
*CULLN-001BEG (Egypt)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/04/2006	PCT/NA/122/2006	2442 08/09/2009	**ISSUED:** ANNUITY FEE DUE 08/16/2013

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

ll

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
*CULLN-001BEP (Europe)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 06/02/2006	04781388.6	1668095	**ISSUED:** PREVAILED IN OPPOSITION 10/31/2011 ANNUITY FEE DUE 08/17/2013
CULLN-001BHK (Hong Kong)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS, AND PRODUCTS THEREOF	PRIORITY FILING DATE	07103157.6	HK1097566	**ISSUED.** ANNUITY FEE DUE 08/17/2015 (Filed off of Chinese App.)
*CULLN-001BHKG (Hong Kong)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	12/30/2009	09112298.5		**PENDING:** REQUEST FOR REGISTRATION & GRANT DUE 07/04/2012; INSTRUCTING ASSOC. TO PROCEED. ANNUITY FEE DUE 08/17/2015 (This is a Hong Kong filing of Chinese Divisional App.. – See CULLN-001BRCG)
*CULLN-001BIA (India)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/16/2006	787/DELNP/2006	242006 08/09/2010	**ISSUED:** ANNUITY FEE DUE 08/17/2013 STATEMENT OF WORKING DUE 03/31/2013
*CULLN-001BIN (Indonesia)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/20/2006	W-00200600494	IDP0023954 08/07/2009	**ISSUED:** ANNUITY FEE DUE 08/17/2013
*CULLN-001BJP (Japan)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILING DATE 02/20/2006	2006-523983		**PENDING:** RESPONSE TO FINAL OFFICE ACTION FILED (ANNUITY FEES NOT DUE UNTIL AFTER PATENT IS GRANTED.)
*CULLN-001BKZ (Kazakhstan)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 08/17/2004	2006/1510.1	Provisional Patent No. 19582	**ISSUED:** ANNUITY FEE DUE 08/17/2013

* INFORMATION UPDATED
** NEW FILE ADDED

M

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
CULLN-001BMX (Mexico)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/16/2006	PA/a/2006/001864	272799 12/15/2009	**ISSUED:** QUINQUENNIAL ANNUITY DUE 08/17/2014
*CULLN-001BMXG1 (Mexico)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF		MX/a/2009/011562		**PENDING:** ISSUE FEE PAID (ANNUITY FEES NOT DUE UNTIL AFTER PATENT IS GRANTED.)
CULLN-001BMXG2 (Mexico)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF		MX/a/2009/011563		**PENDING:** AWAITING INITIAL OFFICE ACTION (ANNUITY FEES NOT DUE UNTIL AFTER PATENT IS GRANTED.)
*CULLN-001BNO (Norway)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003	20061289		**PENDING:** AWAITING INITIAL OFFICE ACTION ANNUITY FEE DUE 08/17/2013
*CULLN-001BRC (China)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003	200480023876.2	200480023876.2	**ISSUED:** ANNUITY FEE DUE 08/17/2013
*CULLN-001BRCG (China-Divisional)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003	200910128646.7	200910128646.7 01/04/2012	**ISSUED:** ANNUITY DUE 08/17/2013
*CULLN-001BRU (Russia)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 03/17/2006	2006108527	2366687 08/17/2009	**ISSUED:** ANNUITY FEE DUE 08/17/2013
CULLN-001BSY (Syria)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 03/20/2006	7229		**PENDING:** FOREIGN ASSOCIATE FILED REQUEST FOR RECONSIDERATION 12/2009

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

gv

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
*CULLN-001BUE (United Arab Emirates)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF	PRIORITY FILING DATE 08/20/2003 FILED 02/20/2006	110/2006		**PENDING:** AWAITING INITIAL OFFICE ACTION ANNUITY FEE DUE 08/17/2013
*CULLN-001BX (USA)	REEXAM OF 7,871,512	1/19/2011	90/011,445		**REISSUE CERTIFICATE ISSUED 9/13/2011** SEE CULLN-001B FOR MAINTENANCE FEE DEADLINES
*CULLN-001CA (Canada)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF WITH SONIC ENERGY	PRIORITY FILING DATE 05/06/2004	2,528,802		**PENDING:** RECEIVED INITIAL OFFICE ACTION; FILED RESPONSE TO SAME RESPONSE TO 2ND OFFICE ACTION DUE 12/15/2012 ANNUITY FEE DUE 05/06/2013
*CULLN-001EP (Europe)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF WITH SONIC ENERGY	PRIORITY FILING DATE 05/06/2004 FILED 12/07/2005	4751584.6	1635924	**ISSUED:** ANNUITY FEE DUE 05/08/2013
*CULLN-001EPG (European Divisional)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS AND PRODUCTS THEREOF WITH SONIC ENERGY	PRIORITY FILING DATE 05/06/2004 FILED 06/08/2007	07109853.7		**PUBLISHED:**: WRITTEN SUBMISSIONS FILED ORAL PROCEEDINGS 09/27/2012 ANNUITY FEE DUE 05/06/2013
*CULLN-001HK (Hong Kong)	TREATMENT OF CRUDE OIL FRACTIONS, FOSSIL FUELS & PRODUCTS THEREOF WITH SONIC ENERGY	06/21/2006	06109255.5	HK1088269	**ISSUED:** ANNUITY FEE DUE 05/06/2013
*CULLN-004A (USA)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT, FRACTIONATION AND OXIDATION	3/17/2011	13/050,698		**PUBLISHED:** AWAITING INITIAL OFFICE ACTION

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

Ur

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
**CULLN-004BR (Brazil)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	1120120236792		**PENDING:** ANNUITY FEE DUE: 03/18/2013 REQUEST FOR EXAMINATION DUE: 03/18/2014
**CULLN-004CA (Canada)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	N/A		**PENDING:** ANNUITY FEE DUE: 03/18/2013 REQUEST FOR EXAMINATION DUE: 03/18/2016
**CULLN-004EG (Egypt)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	PCT/NA/1585/2012		**PENDING:** POWER OF ATTORNEY AND EXAMINATION FEES DUE: 01/17/2013 ANNUITY FEE DUE: 03/17/2013
**CULLN-004JP (Japan)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	N/A		**PENDING:** REQUEST FOR EXAMINATION DUE: 03/18/2014
**CULLN-004MX (Mexico)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	MX/a/2012/010822		**PENDING:** POWER OF ATTORNEY DUE: 12/11/2012
**CULLN-004RC (China)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	201180021378.4		**PENDING:** REQUEST FOR EXAMINATION DUE: 03/19/2013

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

JM

CASE	TITLE	FILING DATE	SERIAL NO.	REG. NO.	STATUS
**CULLN-004UE (United Arab Emir.)	PROCESS FOR REMOVING SULFUR FROM HYDROCARBON STREAMS USING HYDROTREATMENT FRACTIONATION AND OXIDATION	03/18/2011	960/2012		**PENDING:** ANNUITY FEE DUE: 03/18/2013

T:\Client Documents\CULLN\000\MATRIX\MATRIX_active.rtf

* **INFORMATION UPDATED**
** **NEW FILE ADDED**

Exhibit B
To Joint Venture Agreement

FUNDING SCHEDULE

THIS FUNDING SCHEDULE sets forth the Capital Contribution obligation of Green Envirotech Holdings, Inc., ("GETH"), a Delaware corporation, to the Joint Venture Company.

1.0 **Bank Account.** Upon execution and closing of the Joint Venture Agreement, The Board of Directors as formed pursuant to Section 2.4 of the Joint Venture Agreement will effectuate the opening of a bank account in the name of the Joint Venture Company.

2.0 **Initial Funding.** GETH will transfer into the Bank Account by wire within thirty days of the execution of the Joint Venture Agreement, the amount of $2,000,000.00 (two million) USD in favor of the Joint Venture Company.

3.0 **Balance of Funds.** Within 180 days of from the execution of the Joint Venture Agreement, GETH will transfer into the Bank Account by wire an additional amount of $12,000,000.00 (twelve million) USD in favor of the Joint Venture Company. Upon such payment GETH will have met its Capital Contribution as set forth in Section 2.3 of the Joint Venture Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this schedule agreement to be executed by their respective duly authorized officers, effective as of the Effective Date.

Green Envirotech Holdings, Inc.
By:

Name: Gary M. De Laurentiis
Title: Chairman & Chief Executive Officer

Petrosonics, LLC
By:

Name: Dr. Mark Cullen
Title: Manager

Exhibit C
To Joint Venture Agreement

THIRD PARTY LICENSING AGREEMENTS

Petrosonics, LLC and Khoshoggi Holdings
Letter of Intent

Petrosonics, LLC (the Company) owns over 200 patent claims pending and granted before the United States Patent and Trademark Office (USPTO) and in 42 signatory countries to the Patent Cooperation Treaty (PCT). The patented Ultrasound Assisted Oxidative Desulfurization (UAOD) process is effective in desulfurizing many petroleum steams resulting in lower operating and capital costs. In addition, UAOD upgrades heavy sour crude oil resulting in instant value adds. In many specimens and/or configurations UAOD alleviates unsolvable economic and environmental pain points.

1. **Khashoggi Holdings** of Jeddah, Saudi Arabia and/or its **National Power and Water Company** will act as intermediary or directly for the development implementation or sale for the Company, and or direct contracting for Petrosonics licensing to the Kingdom of Saudi Arabia, including ARAMCO and / or SABIC, and the GCC States ("The Territory"). This could be in the form assisting the Company with the raising of the needed $14 Million dollars in capital for the development of the project.

2. **Khashoggi Holdings** will receive 25% share of any joint venture(s) that will result in The Territory and shall be granted The Company's Exclusive Licensing Rights to The Territory. The Territory will be expanded to the "Middle East Territory", to be defined on a performance basis.

3. **Khashoggi Holdings** is hereby granted the full rights to market the technology and solicit the needed capital for The Company on a negotiated basis, and it will enjoy its interest for a period of Ten (10) months from date of this agreement.

4. The Company will make technical and financial data and documents available to Khashoggi Holdings and/or the National Power and Water Company.

5. Unless the validity of this agreement is extended by The Company (which shall not be unreasonably refused,) this agreement shall self-terminate on the tenth anniversary of this agreement.

6. Contract jurisdiction: United States of America - Reno, Nevada.

7. The Company will have final authority to negotiate all funding agreements tabled by Khashoggi Holdings.

8. The agreement is executed in Jeddah, Saudi Arabia on 15, May 2013.

Pascal Mahvi
Digitally signed by Pascal Mahvi
DN: cn=Pascal Mahvi, o=Jalousie Enclave, ou=Mgmt, email=pascalmahvi@gmail.com, c=US
Date: 2013.05.15 22:29:45 +03'00'

Ali P Mahvi
Petrosonics, LLC
VP and Director

on behalf of

Motasem Almotazbellah Khashoggi
Khashoggi Holdings
Vice Chairman

IRC - INTERNATIONAL REFINERY CONSULTANTS, INC.

Dear Dr. Mark Cullen:

21, February, 2013

Subject: Use of PETROSONIC Desulfurization Technology on upcoming IRC Refinery Projects

Thanks for answering our latest questions and we would like to confirm our intention to utilize PETROSONIC Desulfurization Technology on all of our upcoming Projects. The first of these will be our CAMEROON 200,000 BPD REFINERY where we are cooperating with RTI of Houston Texas and the Ministry of Energy in CAMEROON who; by the way have just granted SOVEREIGN FUND status to the project. You may recall that I previously sent you a copy of the MOU signed between myself for RTI and the CAMEROON MINISTRY OF ENERGY.

In this CAMEROON Refinery we will be supplying a very modern "World Class" facility which will be the Flagship facility for all of AFRICA. We anticipate this to be a launch pad for numerous facilities through AFRICA and other areas of the GLOBE.

IRC currently has orders for 5+ Refinery's in various parts of the globe and plan to implement PETROSONIC Desulfurization Technology in each of these facilities. IRC anticipate using PETROSONIC PATENTED TECHNOLOGY both as a "stand alone" solution and also in conjunction with select (existing) hydro-treatment facilities to enhance the desulfurization process toward removal of sulfur to PPM ratios way below hydro-treatment current capability. .

Other then PETROSONIC TECHNOLOGY, we currently know of no other process in the world that can reach these low levels of sulfur removal from hydrocarbon streams; especially in such an economical and environmentally friendly way as you have shown. We now understand why you have coined the term GREEN OIL for the products produced from utilization of the PETROSONIC TECHNOLOGY.

We confirm our continued interest and look forward to working closely together in the near future.

Please visit us in Houston, if you should be traveling in this area, as I would like to introduce you to my associate with RTI (Houston) CEO / Pres. Mr. Pete Klumpp.

Again, thank you for all of the technical assistance received through you and your staff.

Best Regards,

Michael Eppler

CEO / President - IRC

THE WOODLANDS, TEXAS 77381 michaeleppler@yahoo.com
PHONE 281 363-5085 CELL 832 276-5164

Exhibit D

To Joint Venture Agreement

INTELLECTUAL PROPERTY ASSIGNMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT (this "Assignment") is made on this 28 day of May, 2013 (the "Effective Date"), by and between Green Oil LTD, and Irish Limited Company ("Green") and Petrosonics, LLC a Nevada Limited Liability Company and Dr. Mark Cullen individually and as an Affiliate ("Petro").

WITNESSETH:

WHEREAS, pursuant to Section 3.1 of the Joint Venture Agreement, dated as of the 28 of May, 2013 (the "Joint Venture Agreement"), by and between Green Envirotech Holdings, Inc. ("GETH") and Petrosonics, LLC, ("Petro") agrees to assign to the Joint Venture Company the rights, titles and interests set forth in this Assignment;

Now, Therefore, pursuant to the terms of the Joint Venture Agreement and in consideration for the mutual promises it contains, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Petro and GETH each further agree as follows:

1. **Assignment.** Petro has sold, assigned, transferred and conveyed and does hereby sell, assign, transfer and convey unto the Joint Venture Company: (a) all of the rights, titles and interests of Petro in, to and benefits under the Petro Know-How described or set forth on Schedule 2(b); and (c) all of the rights, titles and interests of Petro in, to and benefits under the Petro Patent Rights described or set forth on Schedule 2(c). Petro does hereby authorize and request the Commissioner of Patents and Trademarks to assign all United States Letters Patent on the applicable Patent Rights included herein to the Joint Venture Company as assignee of the entire interest.

2. **Further Action.** Petro from time to time after the Effective Date, at the Joint Venture Company's request, shall:

a. execute, acknowledge and deliver to the Joint venture Company such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances, as the Joint Venture Company may reasonably require in the United States of America or a country foreign thereto in order to assign, transfer and convey to the Joint Venture Company the items and materials set forth in Sections 2(a) – (c) above;

b. render all reasonably requested assistance to the Joint Venture Company to establish or protect the Joint Venture Company's rights in and to the items and materials referenced in Sections 2(a) – (c) above under the intellectual property laws of the United States of America or countries foreign thereto, including, without limitation, (i) causing Petro's agents, employees and representatives, and (ii) using commercially reasonable efforts to cause Petro's third party contractors (such agents, employees, representatives and contractors, collectively, "Petro Parties") to execute appropriate instruments to secure, register, verify, validate, effect, maintain, renew or defend the Joint Venture Company's rights in and to the items and materials referenced in Sections 2(a) – (c);

3. **Governing Law.** This Assignment shall be governed by and construed in accordance with the laws of the country of Ireland, without giving effect to any of the conflict of law rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction to this Assignment.

4. **Counterparts.** This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5. **Amendment and Waiver.** This Assignment may not be amended or modified in any manner other than by an agreement in writing signed by the parties hereto or their respective successors or permitted assigns. No waiver under this Assignment shall be valid or binding unless set forth in a writing duly executed and delivered by the party against whom enforcement of such waiver is sought. Neither the waiver by any of the parties of a breach or default under any of the provisions of this Assignment, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Assignment or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

6. Notice. Any notice given pursuant to this Assignment shall be given in the same manner as stated in Section 3.1 of the Joint Venture Agreement.

[Signature page follows this page]

IN TESTIMONY WHEREOF, Petrosonics, LLC party has executed this Assignment by its proper officers thereunto duly authorized.

Petrosonics, LLC

By:

Name: Brian Kelly
Title: Manager

Individually and as an Affiliate of Petrosonics, LLC

By:

Name: Dr. Mark Cullen
Title: As an Individual and as an Affiliate of Petrosonics, LLC

Petrosonics, LLC

By:

Name: Dr. Mark Cullen
Title: Manager